Exhibit 10.19

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder to Registration Rights Agreement (this “Joinder”) is entered into as of February 26, 2026, by and among OFA Group, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), L&H Inc. (the “Transferee”), and Greentree Financial Group Inc. (“Transferor”).

WHEREAS, the Company and certain investors, including Transferor, entered into that certain Registration Rights Agreement dated as of October 29, 2025 (the “Registration Rights Agreement” or the “RRA”);

WHEREAS, pursuant to that certain Securities Purchase Agreement dated February 20, 2026 (the “Transfer Agreement”), Transferor has agreed to transfer three hundred (300) shares of the Company’s Series A Convertible Preferred Stock (the “Transferred Securities”) to Transferee; and

WHEREAS, Section 9 of the Registration Rights Agreement permits assignment of registration rights to permitted transferees upon execution of a joinder agreement.

NOW, THEREFORE, the parties agree as follows:

1)	Joinder; Assumption of Obligations. Effective upon the closing of the transfer of the Transferred Securities (the “Effective Time”), the Transferee:

a)	hereby becomes a party to the Registration Rights Agreement as a “Investor” thereunder solely with respect to the Transferred Securities and any Registrable Securities issuable upon conversion or otherwise in respect thereof;
b)	agrees to be bound by, and comply with, all provisions of the Registration Rights Agreement applicable to an Investor; and
c)	assumes all obligations of a Investor under the Registration Rights Agreement arising from and after the Effective Time.

2)	No Expansion of Rights. This Joinder shall not:

a)	expand, modify or amend the Registration Rights Agreement;
b)	increase the number of Registrable Securities beyond those attributable to the Transferred Securities;
c)	create any new demand or piggyback registration rights; or
d)	affect any pro rata allocation provisions contained in the Registration Rights Agreement.

The Transferee shall be entitled only to such registration rights as were assignable by Transferor and attributable to the Transferred Securities.

3)	Representations of Transferee. The Transferee represents and warrants that:

a)	it is acquiring the Transferred Securities in a transaction exempt from registration under the Securities Act of 1933, as amended;
b)	it understands that the Transferred Securities constitute “restricted securities”; and
c)	it is not an affiliate of the Company as of the date hereof (unless disclosed in writing to the Company).

4)	Effectiveness. This Joinder shall become effective automatically upon:

a)	the Company’s entry of the Transferee as holder of record of the Transferred Securities in its register of members; and
b)	execution of this Joinder by the Company and the Transferee.

5)	Governing Law. This Joinder shall be governed by and construed in accordance with the governing law provisions set forth in the Registration Rights Agreement, except that matters relating to corporate law shall be governed by the laws of the Cayman Islands.

6)	Counterparts. This Joinder may be executed in counterparts, including by electronic signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

OFA GROUP
a Cayman Islands exempted company

By:	/s/ Li Hsien Wong
Name:	Li Hsien Wong
Title:	Chief Executive Officer

L&H INC.
a Nevada corporation

By:	/s/ Linwen Huang
Name:	Linwen Huang
Title:	President

GREENTREE FINANCIAL GROUP INC.
a Florida corporation

By:	/s/ R. Chritopher Cottone
Name:	R. Chritopher Cottone
Title:	Vice President